Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP ANNOUNCES THIRD QUARTER 2011 FINANCIAL RESULTS

October 25, 2011

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported net income available to common shareholders of $15.6 million, or $0.66 per diluted share, for the quarter ended September 30, 2011, compared to a net loss of $1.7 million, or $0.07 per diluted share, for the quarter ended September 30, 2010. For the year to date period ending September 30, 2011, the Company reported net income available to common shareholders of $17.5 million, or $0.74 per diluted share, compared to a net loss of $8.3 million, or $0.42 per diluted share, for the same period in 2010. Highlights of the results of the third quarter of 2011 include:

•	The Company successfully completed its seventh and eighth FDIC-assisted transactions during the third quarter of 2011.

•	Profitability and credit quality continued to improve for the fourth consecutive quarter.

•

Non-accrual loans declined 34% from September 30, 2010 and 26% from December 31, 2010.”In-migration” of new legacy problem loans amounted to $14.1 million, compared to $28.9 million in the same quarter of 2010.

•	Tier 1 capital to risk-based assets improved to 18.9% at September 30, 2011. Tangible common equity as a percentage of tangible assets improved to 7.96%.

•	The Company’s net interest margin for the quarter was 4.44%, a 40 basis-point improvement from the 4.04% reported for the third quarter of 2010.

•	Allowance for loan losses as a percentage of non-performing loans increased to 60% in the current quarter compared to 38% at September 30, 2010.

•	Annualized net charge-offs for the current quarter declined to 1.98% of total loans compared to 3.33% for the year ended December 31, 2010.

Capital levels and Tangible Book Value

At September 30, 2011, the Company reported tangible common equity as a percentage of tangible assets of 7.96%, an 8% increase when compared to 7.35% at December 31, 2010. Continued earnings improvement and expected contraction in covered assets lead management to expect additional increases in tangible capital ratios in the coming quarters. Tangible book value per share also increased to $10.08 per share, up 9% from $9.22 reported at December 31, 2010.

Regulatory capital ratios continue to be very strong. Tier one capital as a percentage of risk based assets increased during the quarter to 18.9%, up from 18.2% reported at December 31, 2010. Management believes this ratio is most indicative of current capital strength because 46% of the Company’s assets are cash, government-backed investment securities or assets backed by shared-loss agreements with the FDIC.

Reconciliation of Operating Results

The Company’s results for the third quarter of 2011 include several amounts that are considered non-recurring. Gains on the acquisitions of One Georgia Bank and High Trust Bank totaled approximately $26.9 million. Partially offsetting this amount was non-recurring acquisition expenses that are not included in the bargain purchase calculation but relate to these acquisitions. Severance expenses, conversion expenses and other miscellaneous expenses associated with these two banks totaled $1.4 million in the third quarter of 2011. Additionally, as discussed below, the Company accelerated efforts to move problem assets through retail channels and succeeded with sales of approximately $25.3 million of non-performing or classified assets. These sales generated losses or related expenses totaling $5.8 million for the third quarter of 2011. Excluding these non-recurring income and expense amounts, the Company would have reported net income of $2.5 million, or $0.10 per diluted share, for the third quarter of 2011.

Net interest income during the third quarter of 2011 totaled $27.8 million, an increase of $5.8 million, or 26.4%, compared to the $22.0 million reported for third quarter of 2010. During the third quarter of 2011, the Company’s net interest margin increased to 4.44%, compared to 4.04% during the same quarter of 2010. The Company’s yield on earning assets increased to 5.55%, compared to 5.34% for the third quarter of 2010. The Company’s cost of funding significantly improved from 1.33% in the third quarter of 2010 to 1.02% in the third quarter of 2011. All classes of deposits produced lower costs than in 2010, but the greatest improvement was in retail CDs which improved to 1.35% in the third quarter of 2011, compared to 1.76% in the third quarter of 2010. Additionally, the improvement in the mix of earning assets contributed to an increase in the margin as the recent acquisitions allowed the Company to replace over $150 million in short-term assets with loans backed by shared-loss agreements with the FDIC.

Excluding the gain from acquisitions, non-interest income increased during the current quarter to $6.9 million, compared to $5.0 million in the third quarter of 2010. Service charges were $905,000 higher in the third quarter of 2011 when compared to the same period in 2010. The increase in service charges and fees corresponds to significant increases in deposit balances that are subject to fee schedules. Transaction accounts (which excludes savings and CDs) were $1.57 billion at September 30, 2011, an increase of 35% when compared to $1.16 billion at September 30, 2010.

Credit Quality Improvement

At the end of the third quarter of 2011, nonperforming assets totaled $113.6 million, or 3.77% of total assets, compared to $122.1 million, or 4.27% of total assets, at June 30, 2011 and $137.2 million, or 4.62% of total assets, at December 31, 2010. Non-accrual loans declined $1.4 million to $59.1 million at September 30, 2011, compared to $60.5 million at June 30, 2011 and $79.3 million at December 31, 2010. The Company’s balances in legacy OREO (other real estate owned) decreased $7.0 million to $54.5 million at September 30, 2011 from $61.5 million at June 30, 2011.

During the third quarter of 2011, the Company increased sales activity in retail channels to move problem assets (non-performing assets and classified assets). The additional effort in the third quarter was driven by lower sales prices, causing the Company to realize a loss of 36.8% on these assets in the aggregate. This compares to average losses of 18.1% on sales of OREO during the four quarter period leading up to the third quarter of 2011.

The retail sales effort resulted in total sales of approximately $25.3 million of non-performing and classified assets during the third quarter of 2011. The decrease in problem assets through these sales efforts was muted to some degree with new problem loans experienced during the quarter which totaled $14.1 million, which compared favorably to $28.9 million in the third quarter of 2010. For the year to date period in 2011, new problem loans totaled $34.1 million, down 61.6% from levels experienced in the same period in 2010.

The Company’s provision for loan losses during the third quarter of 2011 amounted to $7.6 million, an improvement from the $9.7 million recorded in the third quarter of 2010. At September 30, 2011, the Company’s allowance for loan losses totaled $35.2 million, or 2.57% of ending legacy loans, compared to $34.6 million, or 2.52%, at the end of 2010. The Company’s allowance for loan losses represented 59.66% of nonperforming loans, a significant increase from 37.92% at September 30, 2010.

Balance Sheet Trends

At September 30, 2011, the Company reported total assets of $3.0 billion, an increase of 23.6% over amounts at September 30, 2010. Efforts to reduce concentrations in cash and short-term assets have been somewhat successful, although opportunities to invest in loans or investment securities are limited. The Company continues to maintain elevated levels of cash and short-term assets on its balance sheet, although the Company has deployed a portion into higher yielding assets through FDIC-assisted transactions. At the end of the third quarter of 2011, total short-term assets were $170.3 million, compared to $306.9 million at September 30, 2010.

Total loans at September 30, 2011 increased 18.8% to $1.96 billion, compared to $1.65 billion at September 30, 2010. Legacy loans increased $8.8 million to $1.37 billion during the third quarter of 2011 when compared to the second quarter of 2011. The third quarter represents the second consecutive quarter of modest legacy loan increases that are the result of intense sales efforts. Although recent sales efforts have caused increases in legacy loan balances, the Company’s portfolio is 6.0% lower than it was at the same time in 2010. Aggressive pricing by competitors and persistently weak economic conditions could create an overhang for growth in future quarters.

Increases in loans covered by loss-sharing agreements have augmented the smaller increases in legacy loans seen in recent quarters. Total covered loans were $595.4 million at the end of the third quarter of 2011, an increase of $403.2 million compared to amounts at September 30, 2010. Additions to covered loans during the third quarter of 2011 included approximately $74.8 million from One Georgia Bank and $84.7 million from High Trust Bank, which were acquired in FDIC-assisted transactions on July 15, 2011.

Total deposits increased $93.5 million, or 4.9% on an annualized basis, during the first nine months of 2011, from $2.54 billion at December 31, 2010 to $2.63 billion at September 30, 2011. Successful efforts growing relationship-based transaction accounts have caused significant increases in non-interest bearing deposits and other transaction deposits. Non-interest bearing deposits have increased $52.5 million, or 23.2% annualized, during 2011 when compared to balances reported at December 31, 2010. Total non-CD deposits at the end of the third quarter of 2011 represent 62.4% of total deposits, an increase from 58.1% at the end of 2010.

Shareholders’ equity was $294.4 million at the end of the third quarter of 2011, an increase of $21.0 million when compared to balances at December 31, 2010. At September 30, 2011, the Company’s tangible common equity to tangible assets was 7.96%, compared to 7.35% at December 31, 2010. Tangible book value increased to $10.08 per share at the end of the third quarter of 2011 compared to $9.22 at the end of 2010.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 62 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2011	2011	2011	2010	2010	2011	2010
Net Income/(Loss) Available to Common Shareholders	$15,643	$1,307	$580	$1,050	$(1,704)	$17,530	$(8,254)
PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.67	$0.06	$0.02	$0.04	$(0.07)	$0.75	$(0.42)
Diluted	$0.66	$0.06	$0.02	$0.04	$(0.07)	$0.74	$(0.42)
Cash Dividends per share	$—	$—	$—	$—	$—	$—	$—
Stock dividend	—	—	—	—	—	—	3 for 157
Book value per share (period end)	$10.27	$9.54	$9.41	$9.44	$9.48	$10.27	$9.48
Tangible book value per share (period end)	$10.08	$9.34	$9.20	$9.22	$9.35	$10.08	$9.35
Weighted average number of shares:
Basic	23,438,335	23,449,123	23,440,201	23,427,393	23,427,919	23,438,763	19,569,478
Diluted	23,559,063	23,508,419	23,474,424	23,579,205	23,427,919	23,530,278	19,569,478
Period-end number of shares	23,742,794	23,766,044	23,766,044	23,647,841	23,626,169	23,742,794	23,626,129
Market data:
High closing price	$10.30	$10.16	$11.10	$11.07	$10.49	$11.10	$11.55
Low closing price	$8.47	$8.49	$9.32	$8.73	$7.83	$8.47	$7.36
Period end closing price	$8.71	$8.87	$10.16	$10.54	$9.35	$8.71	$9.35
Average daily volume	71,955	58,706	46,618	55,281	75,573	59,275	106,881
PERFORMANCE RATIOS
Return on average assets	2.04%	0.18%	0.08%	0.15%	(0.28%)	0.79%	(0.45%)
Return on average common equity	27.13%	2.31%	1.06%	1.85%	(3.01%)	10.36%	(4.91%)
Earning asset yield (TE)	5.55%	5.98%	5.35%	5.18%	5.34%	5.59%	5.48%
Total cost of funds	1.02%	1.10%	1.22%	1.27%	1.33%	1.10%	1.36%
Net interest margin (TE)	4.44%	4.79%	4.04%	3.88%	4.04%	4.40%	4.14%
Non-interest income excluding securities transactions, as a percent of total revenue (TE) (1)	9.97%	14.15%	15.49%	16.12%	16.74%	12.57%	14.58%
Efficiency ratio	47.56%	65.08%	69.59%	62.15%	70.08%	57.65%	66.42%
CAPITAL ADEQUACY (period end)
Stockholders’ equity to assets	9.78%	9.70%	9.38%	9.20%	11.25%	9.78%	11.25%
Tangible common equity to tangible assets	7.96%	7.78%	7.51%	7.35%	9.08%	7.96%	9.08%
Tangible common equity to risk-weighted assets	13.51%	13.29%	13.09%	7.52%	7.52%	13.51%	7.52%
EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	7.96%	7.78%	7.51%	7.35%	9.08%	7.96%	9.08%
Effect of preferred equity	1.68%	1.76%	1.72%	1.69%	2.05%	1.68%	2.05%
Effect of goodwill and other intangibles	0.14%	0.15%	0.16%	0.16%	0.12%	0.14%	0.12%

Equity to assets (GAAP)	9.78%	9.70%	9.38%	9.20%	11.25%	9.78%	11.25%

OTHER PERIOD-END DATA
FTE Headcount	730	690	691	708	570	730	570
Assets per FTE	$4,124	$4,141	$4,223	$4,198	$4,271	$4,124	$4,271
Branch locations	62	59	59	59	50	59	50
Deposits per branch location	$44,557	$42,565	$43,605	$42,257	$41,980	$44,557	$41,980

(1)	Includes gain from acquisition.

5

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2011	Jun. 2011	Mar. 2011	Dec. 2010	Sept. 2010	Sept. 2011	Sept. 2010
INCOME STATEMENT
Interest income
Interest and fees on loans	$31,633	$32,876	$28,971	$27,676	$26,465	$93,480	$79,808
Interest on taxable securities	2,672	2,574	2,658	2,562	2,295	7,904	7,259
Interest on nontaxable securities	330	314	320	317	295	964	898
Interest on deposits in other banks	144	150	175	204	104	469	258
Interest on federal funds sold	9	9	13	52	13	31	37

Total interest income	34,788	35,923	32,137	30,811	29,172	102,848	88,260

Interest expense
Interest on deposits	$6,431	$6,825	$7,375	$7,328	$6,903	$20,631	$21,319
Interest on other borrowings	555	351	555	477	270	1,461	670

Total interest expense	6,986	7,176	7,930	7,805	7,173	22,092	21,989

Net interest income	27,802	28,747	24,207	23,006	21,999	80,756	66,271
Provision for loan losses	7,552	9,115	7,043	11,404	9,739	23,710	39,117

Net interest income/(loss) after provision for loan losses	$20,250	$19,632	$17,164	$11,602	$12,260	$57,046	$27,154

Noninterest income
Service charges on deposit accounts	$4,666	$4,665	$4,267	$4,323	$3,761	$13,598	$10,822
Mortgage banking activity	707	376	450	806	713	1,533	1,939
Other service charges, commissions and fees	392	276	239	180	180	907	626
Gain(loss) on sale of securities	—	14	224	—	—	238	200
Gains from acquisitions	26,867	—	—	6,442	—	26,867	8,208
Other non-interest income	1,090	643	1,013	552	357	2,746	1,179

Total noninterest income	33,722	5,974	6,193	12,303	5,011	45,889	22,974

Noninterest expense
Salaries and employee benefits	10,029	9,421	9,843	8,510	7,555	29,293	23,441
Occupancy and equipment expenses	3,203	2,752	2,730	1,989	2,171	8,685	6,256
Data processing and telecommunications expenses	2,817	2,452	2,396	2,075	1,729	7,665	5,568
FDIC Insurance expense	1,096	1,118	1,245	1,296	1,304	3,459	3,837
Credit related expenses (1)	8,985	3,882	1,797	4,936	3,232	14,664	11,476
Advertising and marketing expenses	189	149	163	97	167	501	469
Amortization of intangible assets	277	242	263	277	254	782	726
Goodwill impairment	—	—	—	—	—	0	—
Other non-interest expenses	2,667	2,580	2,718	2,766	2,516	7,965	7,500

Total noninterest expense	29,263	22,596	21,155	21,946	18,928	73,014	59,273

Operating profit/(loss)	$24,709	$3,010	$2,202	$1,959	$(1,657)	$29,921	$(9,145)
Income tax (benefit)/expense	8,249	896	824	98	(760)	9,969	(3,293)

Net income/(loss)	$16,460	$2,114	$1,378	$1,861	$(897)	$19,952	$(5,852)

Preferred stock dividends	817	807	798	811	807	2,422	2,402

Net income/(loss) available to common shareholders	$15,643	$1,307	$580	$1,050	$(1,704)	$17,530	$(8,254)

Diluted earnings available to common shareholders	0.66	0.06	0.02	0.04	(0.07)	0.74	(0.42)

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.
	2011	2011	2011	2010	2010
PERIOD-END BALANCE SHEET
Assets
Cash and due from banks	$55,761	$68,552	$88,386	$74,326	$43,814
Federal funds sold and interest bearing balances	170,349	218,330	264,508	261,262	306,867
Investment securities available for sale, at fair value	340,839	334,376	305,620	322,581	236,048
Other investments	11,089	10,354	12,436	12,440	7,106
Mortgage loans held for sale	8,867	—	—	—	—
Loans, net of unearned income	1,368,895	1,360,063	1,345,981	1,374,757	1,455,853
Covered loans	595,428	486,489	526,012	554,991	192,267
Less allowance for loan losses	35,238	34,523	35,443	34,576	34,072

Loans, net	1,929,085	1,812,029	1,836,550	1,895,172	1,614,048
Other real estate owned	54,487	61,533	62,258	57,917	50,919
Covered other real estate owned	81,907	63,583	59,757	54,931	28,416

Total other real estate owned	136,394	125,116	122,015	112,848	79,335
Premises and equipment, net	71,848	65,925	66,359	66,589	66,056
Intangible assets, net	3,471	3,745	3,973	4,261	3,097
Goodwill	956	956	956	956	—
FDIC loss sharing receivable	239,719	160,927	167,176	177,187	42,532
Other assets	42,001	56,927	50,444	44,546	35,800

Total assets	$3,010,379	$2,857,237	$2,918,423	$2,972,168	$2,434,703

Liabilities
Deposits:
Noninterest-bearing	$354,434	$318,004	$316,060	$301,971	$235,646
Interest-bearing	2,274,458	2,193,359	2,256,629	2,233,455	1,863,355

Total deposits	2,628,892	2,511,363	2,572,689	2,535,426	2,099,001
Federal funds purchased & securities sold under agreements to repurchase	13,180	17,136	20,257	68,184	13,186
Other borrowings	21,000	—	—	43,495	—
Other liabilities	10,616	9,311	9,351	9,387	6,279
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269

Total liabilities	2,715,957	2,580,079	2,644,566	2,698,761	2,160,735

Stockholders’ equity
Preferred stock	$50,572	$50,419	$50,269	$50,121	$49,975
Common stock	25,079	25,102	25,102	24,983	24,961
Capital surplus	166,385	166,170	165,995	165,930	165,544
Retained earnings	54,530	38,888	37,580	37,000	35,948
Accumulated other comprehensive income/(loss)	8,687	7,410	5,742	6,204	8,371
Less treasury stock	(10,831)	(10,831)	(10,831)	(10,831)	(10,831)

Total stockholders’ equity	294,422	277,158	273,857	273,407	273,968

Total liabilities and stockholders’ equity	$3,010,379	$2,857,237	$2,918,423	$2,972,168	$2,434,703

Other Data
Earning Assets	2,475,511	2,399,258	2,442,121	2,513,591	2,191,035
Intangible Assets	4,427	4,701	4,929	5,217	3,097
Interest Bearing Liabilities	2,350,907	2,252,764	2,319,155	2,413,319	1,918,810
Average Assets	3,048,337	2,909,012	2,949,943	2,872,207	2,429,709
Average Common Stockholders’ Equity	228,716	229,794	222,675	225,088	224,656

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2011	2011	2011	2010	2010	2011	2010
ASSET QUALITY INFORMATION (1)
Allowance for loan losses
Balance at beginning of period	$34,523	$35,443	$34,576	$34,072	$33,585	$34,576	$35,762
Acquired Reserves	—	—	—	—	—	—	—
Provision for loan loss (2)	7,544	7,462	7,092	10,742	9,602	22,098	38,097
Charge-offs	7,088	8,559	7,067	10,513	10,108	22,714	42,110
Recoveries	259	177	842	275	993	1,278	2,323

Net charge-offs (recoveries)	6,829	8,382	6,225	10,238	9,115	21,436	39,787
Ending balance	$35,238	$34,523	$35,443	$34,576	$34,072	$35,238	$34,072

As a percentage of loans	2.57%	2.54%	2.63%	2.52%	2.34%	2.57%	2.34%
As a percentage of nonperforming loans	59.66%	57.02%	51.82%	43.61%	37.92%	59.66%	37.92%
Net charge-off information Charge-offs
Commercial, Financial and Agricultural	$614	$2,128	$1,113	$1,907	$866	$3,855	$3,577
Real Estate - Residential	1,697	1,135	809	1,328	3,100	3,641	8,763
Real Estate - Commercial and Farmland	2,962	2,332	2,557	2,368	4,118	7,851	13,734
Real Estate - Construction and Development	1,612	2,822	2,425	4,519	1,557	6,859	15,335
Consumer Installment	203	142	163	391	467	508	701
Other	—	—	—	—	—	—	—

Total charge-offs	7,088	8,559	7,067	10,513	10,108	22,714	42,110

Recoveries
Commercial, Financial and Agricultural	85	48	20	22	41	153	549
Real Estate - Residential	48	45	14	20	54	107	166
Real Estate - Commercial and Farmland	37	4	2	182	392	43	658
Real Estate - Construction and Development	44	57	772	22	458	873	662
Consumer Installment	45	23	34	29	48	102	288
Other	—	—	—	—	—	—	—

Total recoveries	259	177	842	275	993	1,278	2,323

Net charge-offs (recoveries)	$6,829	$8,382	$6,225	$10,238	$9,115	$21,436	$39,787

Non-accrual loans	59,067	60,545	68,391	79,289	89,862	59,067	89,862
Foreclosed assets	54,487	61,533	62,258	57,916	50,919	54,487	50,919
Accruing loans delinquent 90 days or more	20	—	—	—	—	20	—

Total non-performing assets	113,574	122,078	130,649	137,205	140,781	113,574	140,781

Non-performing assets as a percent of total assets	3.77%	4.27%	4.48%	4.62%	5.78%	3.77%	5.78%
Net charge offs as a percent of loans (Annualized)	1.98%	2.50%	1.88%	2.87%	2.14%	2.09%	3.65%

(1)	Asset quality information is presented net of covered assets where the Company’s risk exposure is limited substantially by loss sharing agreements with the FDIC.

(2)	During 2010 and 2011, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company’s Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2011	Jun. 2011	Mar. 2011	Dec. 2010	Sept. 2010	Sept. 2011	Sept. 2010
AVERAGE BALANCES
Federal funds sold	$24,583	$34,241	$32,891	$28,523	$61,465	$29,412	$47,180
Interest bearing deposits in banks	161,447	236,286	204,268	267,337	190,203	215,086	198,687
Investment securities - taxable	286,807	250,998	262,778	246,417	199,244	265,691	206,080
Investment securities - nontaxable	40,388	38,151	38,794	37,649	35,813	39,117	35,964
Other investments	11,328	11,022	12,218	7,603	7,246	11,519	6,934
Loans	1,978,568	1,855,343	1,902,091	1,790,536	1,690,705	1,913,882	1,685,915

Total Earning Assets	$2,503,121	$2,426,041	$2,453,040	$2,378,065	$2,184,676	$2,474,707	$2,180,760

Noninterest bearing deposits	$337,603	$320,735	$310,226	$275,184	$225,907	$326,942	$231,649
NOW accounts	593,801	582,773	584,338	527,264	478,105	588,287	488,823
MMDA	583,552	545,261	522,009	455,041	448,955	564,407	438,438
Savings accounts	82,210	78,674	76,341	63,972	64,575	80,442	64,299
Retail CDs < $100,000	448,597	417,297	427,143	460,444	367,353	432,947	357,995
Retail CDs > $100,000	511,205	490,660	504,011	392,266	375,756	500,933	380,328
Brokered CDs	82,880	105,338	124,441	$136,201	$128,346	104,068	139,264

Total Deposits	2,639,848	2,540,738	2,548,509	2,310,372	2,088,997	2,598,025	2,100,796

FHLB advances	17,804	—	25,114	28,205	—	17,099	908
Subordinated debentures	42,269	42,269	42,269	42,269	42,269	42,269	42,269
Federal funds purchased and securities sold under agreements to repurchase	14,504	23,078	22,100	49,878	14,246	18,791	21,138
Other borrowings	—	—	—	—	—	—	—

Total Non-Deposit Funding	74,577	65,347	89,483	120,352	56,515	78,159	64,315

Total Funding	$2,714,425	$2,606,085	$2,637,992	$2,430,724	$2,145,512	$2,676,184	$2,165,111

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept. 2011	Jun. 2011	Mar. 2011	Dec. 2010	Sept. 2010	Sept. 2011	Sept. 2010
INTEREST INCOME/EXPENSE
INTEREST INCOME
Federal funds sold	$9	$9	$13	$50	$13	$31	$37
Interest bearing deposits in banks	144	150	175	204	104	469	258
Investment securities - taxable	2,663	2,574	2,658	2,562	2,295	7,895	7,195
Investment securities - nontaxable (TE)	508	483	492	489	453	1,483	1,381
Loans (TE)	31,684	32,928	29,010	27,746	26,527	93,622	80,569
Covered loans	—	—	—	—	—	0	—

Total Earning Assets	$35,008	$36,144	$32,348	$31,051	$29,392	$103,500	$89,440

INTEREST EXPENSE
Non-interest bearing deposits	$—	$—	$—	$—	$—	$—	$—
NOW accounts	985	1,026	1,048	1,063	1,087	3,059	3,456
MMDA	1,466	1,421	1,407	1,401	1,428	4,294	4,358
Savings accounts	91	88	132	82	76	311	241
Retail CDs < $100,000	1,405	1,474	1,745	1,985	1,596	4,624	4,853
Retail CDs > $100,000	1,853	1,951	2,094	1,782	1,709	5,898	5,264
Brokered CDs	629	865	949	1,017	1,006	2,443	3,147

Total Deposits	6,429	6,825	7,375	7,330	6,902	20,629	21,319

FHLB advances	154	—	123	39	—	277	42
Subordinated debentures	375	322	351	342	246	1,048	537
Repurchase agreements	22	28	81	96	19	131	81
Correspondent bank line of credit and other	2	—	—	(1)	5	2	9

Total Non-Deposit Funding	553	350	555	476	270	1,458	669

Total Funding	$6,982	$7,175	$7,930	$7,806	$7,172	$22,087	$21,988

Net Interest Income (TE)	$28,026	$28,969	$24,418	$23,245	$22,220	$81,413	$67,452

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2011	2011	2011	2010	2010	2011	2010
YIELDS (1)
Federal funds sold	0.15%	0.11%	0.16%	0.70%	0.08%	0.14%	0.10%
Interest bearing deposits in banks	0.35%	0.25%	0.35%	0.30%	0.22%	0.29%	0.17%
Investment securities - taxable	3.68%	4.11%	4.10%	4.12%	4.57%	3.97%	4.67%
Investment securities - nontaxable	4.99%	5.08%	5.14%	5.15%	5.02%	5.07%	5.13%
Loans	6.35%	7.12%	6.19%	6.15%	6.22%	6.54%	6.39%

Total Earning Assets	5.55%	5.98%	5.35%	5.18%	5.34%	5.59%	5.48%
Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.66%	0.71%	0.73%	0.80%	0.90%	0.70%	0.95%
MMDA	1.00%	1.05%	1.09%	1.22%	1.26%	1.02%	1.33%
Savings accounts	0.44%	0.45%	0.70%	0.51%	0.47%	0.52%	0.50%
Retail CDs < $100,000	1.24%	1.42%	1.66%	1.71%	1.72%	1.43%	1.81%
Retail CDs > $100,000	1.44%	1.59%	1.68%	1.80%	1.80%	1.57%	1.85%
Brokered CDs	3.01%	3.29%	3.09%	2.96%	3.11%	3.14%	3.02%

Total Deposits	0.97%	1.08%	1.17%	1.26%	1.31%	1.06%	1.36%
FHLB advances	0.00%	0.00%	1.99%	0.55%	0.00%	2.17%	6.17%
Subordinated debentures	3.52%	3.06%	3.37%	3.21%	2.31%	3.31%	1.70%
Repurchase agreements	0.60%	0.49%	1.49%	0.76%	0.53%	0.93%	0.51%
Correspondent bank line of credit and other	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Non-Deposit Funding	2.94%	2.15%	2.52%	1.57%	1.90%	2.49%	1.39%

Total funding (3)	1.02%	1.10%	1.22%	1.27%	1.33%	1.10%	1.36%

Net interest spread	4.53%	4.87%	4.13%	3.91%	4.01%	4.49%	4.13%

Net interest margin	4.44%	4.79%	4.04%	3.88%	4.04%	4.40%	4.14%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on total average funding including non-interest bearing liabilities.

11

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2011	2011	2011	2010	2010	2011	2010
Core Earnings Reconciliation
Pre-tax operating profit/(loss)	$24,709	$3,010	$2,202	$1,959	$(1,657)	$29,921	$(9,143)
Plus: Credit Related Costs
Provision for loan losses	7,552	9,115	7,043	11,404	9,739	23,710	39,117
(Gains)/Losses on the sale of legacy OREO	5,906	1,324	1,591	2,033	1,263	8,821	5,923
Problem loan and OREO expense	3,079	2,558	2,498	2,903	1,969	8,134	5,553
Interest reversed (received) on non-accrual loans	452	140	(389)	478	533	203	2,125

Total Credit-Related Costs	16,989	13,137	10,743	16,818	13,504	40,869	52,718

Plus: Non-recurring impairment charges	—	—	—	—	—	—	—
Plus: Costs associated with capital raise	—	—	—	—	—	—	933
Less: Non-recurring gains						—
Gains related to FDIC acquisitions	(26,867)	—	—	(6,442)	—	(26,867)	(8,208)
Gains on sales of securities	—	(14)	(224)	—	—	(238)	(200)
Gains on sales of bank premises	(9)	(11)	(128)	—	—	(148)	(398)
Other non-recurring adjustments	—	(2,631)	—	—	—	(2,631)	(1,408)

Pretax, Pre-provision earnings	$14,822	$13,491	$12,593	$12,335	$11,847	$40,906	$34,294

	Three Months Ended					Nine Months Ended
	Sept.	Jun.	Mar.	Dec.	Sept.	Sept.	Sept.
	2011	2011	2011	2010	2010	2011	2010
Recurring Operating Expenses
Total Operating Expenses	29,263	22,596	21,155	21,946	18,928	73,014	59,242
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	(5,906)	(1,324)	(1,591)	(2,033)	(1,263)	(8,821)	(5,923)
Gains/(Losses) on the sale of covered OREO	—	—	2,292	—	—	2,292	—
Problem loan and OREO expense	(3,079)	(2,558)	(2,498)	(2,903)	(1,969)	(8,134)	(5,553)
Costs associated with capital raise	—	—	—	—	—	—	(933)
Severance payments	—	—	—	—	(16)	—	(326)
(Gains)/Losses on the sale of premises	9	11	128	—	(124)	148	274
FDIC insurance expense	(1,096)	(1,118)	(1,245)	(1,296)	(1,304)	(3,459)	(3,837)

Recurring operating expenses	$19,191	$17,607	$18,241	$15,714	$14,252	$55,039	$42,944